NORTHLAND CRANBERRIES, INC.                        For More Information Contact:
           [LOGO]                               John Swendrowski, Chairman & CEO
                                                     Northland Cranberries, Inc.
                                           800 First Avenue South, P.O. Box 8020
                                                Wisconsin Rapids, WI  54495-8020
                                         Tel: 715-424-4444    Fax:  715-422-6897
                                                           www.northlandcran.com


Northland Cranberries, Inc. Announces One-For-Four Reverse Stock Split to Facilitate a Potential Debt and Equity Restructuring Transaction; Northland Shares to Trade Over-The-Counter Under New Trading Symbol "NRCNA"

NEWS RELEASE

For Immediate Release, 6:00 a.m., November 6, 2001


     Wisconsin Rapids, Wisconsin - Northland Cranberries, Inc. (OTC: NRCNA), manufacturer and marketer of Northland 100% juice cranberry blends and Seneca fruit juice products, announced that its Board of Directors approved a one-for-four reverse stock split. As a result of the reverse stock split, each four Northland shares outstanding is being automatically converted and combined into a single share. Fractional shares otherwise resulting from the reverse stock split will be rounded up to the next highest share. Northland's Board of Directors was previously provided with the authority to effect this reverse split by Northland's shareholders at its January 30, 2001 annual shareholders meeting.

     Northland is effecting the reverse stock split to facilitate a potential debt and equity restructuring that, if consummated, would allow it to successfully avoid a bankruptcy proceeding. There can be no assurance that any such restructuring transaction will be consummated or on what terms or conditions. However, it is expected that a successful restructuring would likely provide Northland with sufficient working capital and new borrowing capacity to once again aggressively market and support the sale of its Northland and Seneca



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brand juice products, but would likely significantly dilute current shareholders' ownership percentage in Northland.

     Northland does not intend to comment further on any potential restructuring transaction unless and until such a transaction is consummated.

     Northland also announced that it was voluntarily delisting its Class A common shares from trading on the Nasdaq National Market System effective as of the close of business on November 5, 2001 so that its shares could begin trading on the over-the-counter bulletin board on November 6, 2001. Northland's shares will be traded under the new trading symbol "NRCNA." The OTC bulletin board is a regulated quotation service that displays real-time quotes, last sale prices, and volume information in over-the-counter equity securities. Northland is a vertically integrated grower, handler, processor and marketer of cranberries and value-added cranberry products. The Company processes and sells Northland brand 100% juice cranberry blends, Seneca brand juice products, Northland brand fresh cranberries and other cranberry products through retail supermarkets and other distribution channels. Northland also sells cranberry and other fruit concentrates to industrial customers who manufacture juice products.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain matters discussed in this press release are "forward-looking statements," including statements about the Company's future plans, goals and other events, which have not yet occurred. These statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified because the context of such statements will include words such as "believes," "anticipates," "expects," or words of similar import. Whether or not these forward-




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looking statements will be accurate in the future will depend on certain risks and factors, including risks associated with (i) the Company's ability to successfully consummate a debt and equity restructuring transaction that would allow it to avoid bankruptcy and provide it with necessary additional working capital and new borrowing capacity to reinvigorate its Northland and Seneca brand names, regain its lost distribution capabilities and branded products market share and generate increased levels of branded product sales; (ii) the terms and conditions of any potential restructuring transaction, including such a transaction's impact on the Company's shareholders and existing creditors;
(iii) the ongoing impact of the continuing significant industry oversupply of cranberries; (iv) the development, market share growth and continued consumer acceptance of the Company's branded juice products, including consumer acceptance of its "27% Solution"; (v) the disposition of certain litigation related to the sale of the net assets of the Company's private label juice business; (vi) the impact of the marketing order of the United States Department of Agriculture relative to the 2001 crop year, as well as the cranberry purchase program adopted by the United States Congress; (vii) agricultural factors affecting the Company's crop and the crop of other North American growers; and
(viii) the Company's ability to comply with the terms and conditions of, and to satisfy its responsibilities under, its current credit facilities and its other debt agreements, as to which it is currently in default. Readers should consider these risks and factors and the impact they have when evaluating these forward-looking statements. These statements are based only on management's knowledge and expectations on the date of this press release. The Company will not necessarily update these statements or other information in this press release based on future events or circumstances.




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